Exhibit 99.1

NEWS RELEASE
Contact:	Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS FIRST QUARTER RESULTS

Newton, Kansas, Thursday, July 8, 2021…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2022 fiscal year first quarter ended May 30, 2021. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, costs relating to the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/m7rvt55d at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $13,594,000 for the 2022 fiscal year first quarter ended May 30, 2021 compared to $12,213,000 for the 2021 fiscal year first quarter ended May 31, 2020 and $14,441,000 for the 2021 fiscal year fourth quarter ended February 28, 2021. Net earnings from continuing operations for the 2022 fiscal year first quarter were $2,745,000 compared to $1,972,000 for the 2021 fiscal year first quarter and $1,032,000 for the 2021 fiscal year fourth quarter.

Net earnings from continuing operations before special items for the 2022 fiscal year first quarter were $2,759,000 compared to $1,972,000 for the 2021 fiscal year first quarter and $2,335,000 for the 2021 fiscal year fourth quarter. Adjusted EBITDA from continuing operations for the 2022 fiscal year first quarter was $4,104,000 compared to $2,364,000 for the 2021 fiscal year first quarter and $3,257,000 for the 2021 fiscal year fourth quarter.

The Company recorded pretax restructuring charges of $14,000 in the 2022 fiscal year first quarter and $1,570,000 in the 2021 fiscal year fourth quarter, primarily for the impairment of assets at its Park Aerospace Technologies Asia Pte. Ltd facility in Singapore.

Park reported basic and diluted earnings per share from continuing operations of $0.13 for the 2022 fiscal year first quarter compared to $0.10 for the 2021 fiscal year first quarter and $0.05 for the 2021 fiscal year fourth quarter. Park reported basic earnings per share from continuing operations before special items of $0.14 and diluted earnings per share from continuing operations before special items of $0.13 for the 2022 fiscal year first quarter compared to basic and diluted earnings per share from continuing operations before special items of to $0.10 for the 2021 fiscal year first quarter and $0.11 for the 2021 fiscal year fourth quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 1577955.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, July 14, 2021. The conference call replay will be available at https://edge.media-server.com/mmc/p/m7rvt55d and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 1577955.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a restructuring charge and Adjusted EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. These materials include lightning strike protection materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended
	May 30, 2021	May 31, 2020	February 28, 2021
Sales	$13,594	$12,213	$14,441

Net Earnings before Special Items[1]	$2,759	$1,972	$2,335
Special Items, Net of Tax:
Restructuring Charges	(14)	-	(1,303)
Net Earnings from Continuing Operations	$2,745	$1,972	$1,032

Loss from Discontinued Operations, Net of Tax	$-	$(15)	$-

Net Earnings	$2,745	$1,957	$1,032

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.14	$0.10	$0.11
Special Items:
Restructuring Charges	(0.01)	-	(0.06)
Basic Earnings per Share from Continuing Operations	$0.13	$0.10	$0.05

Basic Loss per Share from Discontinued Operations	-	-	-

Basic Earnings per Share	$0.13	$0.10	$0.05

Diluted Earnings before Special Items[1]	$0.13	$0.10	$0.11
Special Items:
Restructuring Charges	-	-	(0.06)
Diluted Earnings per Share from Continuing Operations	$0.13	$0.10	$0.05

Diluted Loss per Share from Discontinued Operations	-	-	-

Diluted Earnings per Share	$0.13	$0.10	$0.05

Weighted Average Shares Outstanding:
Basic	20,383	20,402	20,382
Diluted	20,710	20,460	20,587

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	May 30, 2021	February 28, 2021
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$116,818	$116,542
Accounts Receivable, Net	7,737	7,633
Inventories	4,943	4,794
Prepaid Expenses and Other Current Assets	3,476	3,372
Total Current Assets	132,974	132,341

Fixed Assets, Net	22,491	21,130
Operating Right-of-use Assets	90	103
Other Assets	9,946	9,938
Total Assets	$165,501	$163,512

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,320	$3,300
Accrued Liabilities	1,588	1,708
Operating Lease Liability	21	33
Income Taxes Payable	5,739	2,952
Total Current Liabilities	10,668	7,993

Long-term Operating Lease Liability	87	86
Non-current Income Taxes Payable	12,620	14,303
Deferred Income Taxes	917	778
Other Liabilities	4,445	4,411
Total Liabilities	28,737	27,571

Shareholders’ Equity	136,764	135,941

Total Liabilities and Shareholders' Equity	$165,501	$163,512

Additional information
Equity per Share	$6.71	$6.67

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended

	May 30, 2021	May 31, 2020	February 28, 2021

Net Sales	$13,594	$12,213	$14,441

Cost of Sales	8,122	8,539	10,115

Gross Profit	5,472	3,674	4,326
% of net sales	40.3%	30.1%	30.0%

Selling, General & Administrative Expenses	1,648	1,630	1,395
% of net sales	12.1%	13.3%	9.7%

Restructuring Charges	14	-	1,570
% of net sales	0.1%	0.0%	10.9%

Earnings from Continuing Operations	3,810	2,044	1,361

Interest and Other Income:
Interest Income	117	656	207

Earnings from Continuing Operations before Income Taxes	3,927	2,700	1,568

Income Tax Provision	1,182	728	536

Net Earnings from Continuing Operations	2,745	1,972	1,032
% of net sales	20.2%	16.1%	7.1%

Loss from Discontinued Operations, Net of Tax	-	(15)	-

Net Earnings	$2,745	$1,957	$1,032
% of net sales	20.2%	16.0%	7.1%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended May 30, 2021			13 Weeks Ended May 31, 2020			13 Weeks Ended February 28, 2021
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Restructuring Charges	14	(14)	-	-	-	-	1,570	(1,570)	-
% of net sales	0.1%		0.0%	0.0%		0.0%	10.9%		0.0%

Earnings from Continuing Operations	3,810	14	3,824	2,044	-	2,044	1,361	1,570	2,931
% of net sales	28.0%		28.1%	16.7%		16.7%	9.4%		20.3%

Interest Income	117	-	117	656	-	656	207	-	207
% of net sales	0.9%		0.9%	5.4%		5.4%	1.4%		1.4%

Earnings from Continuing Operations before Income Taxes	3,927	14	3,941	2,700	-	2,700	1,568	1,570	3,138
% of net sales	28.9%		29.0%	22.1%		22.1%	10.9%		21.7%

Income Tax Provision	1,182	-	1,182	728	-	728	536	267	803
Effective Tax Rate	30.1%		30.0%	27.0%		27.0%	34.2%		25.6%

Net Earnings from Continuing Operations	2,745	14	2,759	1,972	-	1,972	1,032	1,303	2,335
% of net sales	20.2%		20.3%	16.1%		16.1%	7.1%		16.2%

Loss from Discontinued Operations	-	-	-	(15)	-	(15)	-	-	-
% of net sales	0.0%		0.0%	-0.1%		-0.1%	0.0%		0.0%

Net Earnings	2,745	14	2,759	1,957	-	1,957	1,032	1,303	2,335
% of net sales	20.2%		20.3%	16.0%		16.0%	7.1%		16.2%

Net Earnings			2,759			1,957			2,335
Addback Discontinued Operations and non-cash expenses:
Loss from Discontinued Operations			-			15			-
Income Tax Provision			1,182			728			803
Interest Income			(117)			(656)			(207)
Depreciation			216			277			277
Stock Option Expense			64			43			49
EBITDA			4,104			2,364			3,257